(5/01)
Glenbrook Life
and Annuity Company
A Stock Company
Headquarters: 3100 Sanders Road, Northbrook, Illinois 60062-7154
Flexible Premium Deferred Variable Annuity Contract
This Contract is issued to the Owner in consideration of the initial purchase payment. Glenbrook Life and Annuity Company will pay the benefits of this Contract, subject to its terms and conditions.
Throughout this Contract, "you" and "your" refer to the Contract owner(s). "We", "us "and" our" refer to Glenbrook Life and Annuity Company.
Contract Summary
This flexible premium deferred variable annuity provides a cash withdrawal benefit, a death benefit, and a settlement value during the Accumulation Phase and periodic income payments beginning on the Payout Start Date during the Payout Phase.
The dollar amount of income payments or other values provided by this Contract, when based on the investment experience of the Variable Account, varies to reflect the performance of the Variable Account. For amounts in the Guaranteed Maturity Fixed Account, the withdrawal benefit, the settlement value, transfers to other sub-accounts and any periodic income payments may be subject to a Market Value Adjustment which may result in an upward or downward adjustment of the amount distributed. The Death Benefit may be subject to an upward Market Value Adjustment of the amount distributed.
This Contract does not pay dividends.
The tax status of this Contract as it applies to the owner should be reviewed each year.
PLEASE READ YOUR CONTRACT CAREFULLY.
This is a legal Contract between the Contract owner(s) and Glenbrook Life and Annuity Company.
Return Privilege
Upon written request we will provide you with factual information regarding the benefits and provisions contained in this Contract. If you are not satisfied with this Contract for any reason, you may return it to us or our agent within 20 days after you receive it. We will refund any purchase payments allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation through the date of cancellation, plus any purchase payments allocated to the Fixed Account. (Where required by state law, we will refund any purchase payments.) If this Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.
If you have any questions about your Glenbrook Life variable annuity, please contact Glenbrook Life at (800) 755-5275.
[GRAPHIC OMITTED][GRAPHIC OMITTED]

Secretary Chairman and Chief Executive Officer Flexible Premium Deferred Variable Annuity Page 1 GLA141

GLA141

ANNUITY DATA
----------------------------------------------------------------------------

CONTRACT NUMBER:...............................................444444444

ISSUE DATE:................................................June 30, 2000

INITIAL PURCHASE PAYMENT:.....................................$10,000.00
IRA

INITIAL ALLOCATION OF PURCHASE PAYMENT:
ALLOCATED
AMOUNT (%)
VARIABLE ACCOUNT
Fund Manager Sub-Account a 10%
Fund Manager Sub-Account b 10%
Fund Manager Sub-Account c 10%
Fund Manager Sub-Account d 10%
Fund Manager Sub-Account e 10%
Fund Manager Sub-Account f 10%

CURRENT RATE
ALLOCATED ANNUALIZED GUARANTEED
AMOUNT (%) INTEREST RATE THROUGH
---------- ------------- -------
GUARANTEED MATURITY FIXED ACCOUNT
1 Year Guarantee Period 10% 4.25% 06/30/2001
3 Year Guarantee Period 5% 4.75% 06/30/2003
5 Year Guarantee Period 5% 5.25% 06/30/2005
7 Year Guarantee Period 5% 5.50% 06/30/2007
10 Year Guarantee Period 5% 5.75% 06/30/2010

SHORT TERM DOLLAR COST AVERAGING FIXED ACCOUNT
5% 4.50% 12/30/2000

EXTENDED SHORT TERM DOLLAR COST AVERAGING FIXED ACCOUNT
5% 5.00% 06/30/2001

MINIMUM GUARANTEED RATE
Dollar Cost Averaging Fixed Accounts:.........................................................................3.00%

PAYOUT START DATE:.............................................................................................July 1, 2055
(The date annuity payments are anticipated to begin)

OWNER:.............................................................................................................John Doe

ANNUITANT:.........................................................................................................John Doe
AGE AT ISSUE:....................................................................................................35
SEX:...........................................................................................................Male

PRIMARY BENEFICIARY RELATIONSHIP TO OWNER PERCENTAGE
------------------- --------------------- ----------
Jane Doe Wife 100%

CONTINGENT BENEFICIARY RELATIONSHIP TO OWNER PERCENTAGE
---------------------- --------------------- ----------
Jane Doe Daughter 100%

DPG141

THE PERSONS INVOLVED

Owner The person named at the time of application is the Owner of this Contract unless subsequently changed. As Owner, you will receive any periodic income payments, unless you have directed us to pay them to someone else. The Contract cannot be jointly owned by both a non-living person and a living person.
You may exercise all rights stated in this Contract, subject to the rights of any irrevocable Beneficiary.
You may change the Owner at any time by written notice in a form satisfactory to us. If the Owner is a living person, you may change the Annuitant prior to the Payout Start Date by written notice in a form satisfactory to us. Once we accept a change, it takes effect as of the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it.
You may not assign an interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract prior to the Payout Start Date. We are bound by an assignment only if it is signed by the assignor and filed with us. We are not responsible for the validity of an assignment.
If the sole surviving Owner dies prior to the Payout Start Date, the Beneficiary becomes the new Owner. If the sole surviving Owner dies after the Payout Start Date, the Beneficiary becomes the new Owner as described in the Beneficiary provision and will receive any subsequent guaranteed income payments.
If more than one person is designated as Owner:
o Owner as used in this Contract refers to all people named as Owners, unless otherwise indicated;
o any request to exercise ownership rights must be signed by all Owners; and
o on the death of any person who is an Owner, the surviving person(s) named as Owner will continue as Owner.
Annuitant The Annuitant is the person named on the Annuity Data Page, but may be changed by the Owner, as described above. The Annuitant must be a living person. If the Owner of the Contract is a co-grantor trust, then the Annuitant must be the oldest Grantor. If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:
o the youngest Owner; otherwise,
o the youngest Beneficiary.
Beneficiary The Beneficiary is the person(s) named on the Annuity Data Page unless later changed by the Owner. The Primary Beneficiary is the Beneficiary(ies) who is first entitled to receive benefits under the Contract upon the death of the sole surviving Owner. The Contingent Beneficiary is the Beneficiary(ies) who is entitled to receive benefits under the Contract after the death of all Primary Beneficiary(ies).
You may change or add Beneficiaries at any time by written notice in a form satisfactory to us before income payments begin, unless you have designated an irrevocable Beneficiary. Once we accept a change, it takes effect as of the date you signed the request. Each beneficiary change is subject to any payment we make or other action we take before we accept it.
o Benefits Payable to Beneficiaries
o If the sole surviving Owner dies after the Payout Start Date, the Beneficiary(ies) will receive any guaranteed income payments scheduled to continue.
o If the sole surviving Owner dies before the Payout Start Date, the Beneficiary(ies) may elect to receive a Death Benefit or become the new Owner.
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o Order of Payment of Benefits
As described above under Benefits Payable to Beneficiaries, Beneficiary(ies) will receive any guaranteed income payments scheduled to continue, or the right to elect to receive a Death Benefit or become the new Owner, in the following order of classes:
o Primary Beneficiary
Upon the death of the sole surviving Owner after the Payout Start Date, Primary Beneficiary(ies), if living, will receive the guaranteed income payments scheduled to continue. Upon the death of the sole surviving Owner before the Payout Start Date, the Primary Beneficiary(ies), if living, will have the right to elect to receive a Death Benefit or become the new Owner with rights as defined in the Death of Owner provision.
o Contingent Beneficiary
Upon the death of the sole surviving Owner and all Primary Beneficiary(ies) after the Payout Start Date, Contingent Beneficiary(ies), if living, will receive the guaranteed income payments scheduled to continue. Upon the death of the sole surviving Owner and all Primary Beneficiaries before the Payout Start Date, Contingent Beneficiaries, if living, will have the right to elect to receive a Death Benefit or become the new Owner with rights as defined in the Death of Owner provision.
If none of the named Beneficiaries are living when the sole surviving Owner dies, or if a Beneficiary has not been named, the new Beneficiary will be:
o your spouse, or if he or she is no longer living,
o your surviving children equally, or if you have no surviving children,
o your estate.
Unless you have provided directions to the contrary, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the Beneficiaries predeceases the Owner, the remaining Beneficiaries in that class will divide the deceased Beneficiary's share.

ACCUMULATION PHASE

Accumulation Phase Defined The "Accumulation Phase" is the first of two phases during your Contract. The Accumulation Phase begins on the issue date stated on the Annuity Data Page. This phase will continue until the Payout Start Date unless the Contract is terminated before that date.
Contract Year The one year period beginning on the issue date and on each anniversary of the issue date.
Purchase Payments The initial payment is shown on the Annuity Data Page. You may make subsequent purchase payments during the Accumulation Phase. We may limit the amount of each purchase payment that we will accept to a minimum of $50 and a maximum of $1,000,000. We may limit your ability to make subsequent purchase payments in order to comply with the laws of the state where this Contract is delivered. We will invest the purchase payments in the Investment Alternatives you select. You may allocate any portion of your purchase payment in whole percents from 0% to 100% or in exact dollar amounts to any of the Investment Alternatives. The total allocation must equal 100%.
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The allocation of the initial purchase payment is shown on the Annuity Data Page. Allocation of each subsequent purchase payment will be the same as the allocation for the most recent purchase payment unless you change the allocation. You may change the allocation of subsequent purchase payments at any time, without charge, simply by giving us written notice. Any change will be effective at the time we receive the notice.
Initial Purchase Payment Allocation If the Return Privilege provision requires us to refund purchase payments, then during the Return Privilege period, we reserve the right to invest any purchase payments you allocated to the Variable Account to a Money Market Variable Sub-Account available under this Contract. We will notify you if we do so. At the end of the Return Privilege period, the amount in the Money Market Variable Sub-Account will be allocated to the Variable Account as originally designated by you. This allocation will not be considered a transfer.
Investment Alternatives Investment Alternatives are the Sub-Accounts of the Variable Account, the Short Term Dollar Cost Averaging Fixed Account, the Extended Short Term Dollar Cost Averaging Fixed Account, and the Guarantee Periods of the Guaranteed Maturity Fixed Account shown on the Application. We may offer additional Sub-Accounts of the Variable Account at our discretion. We reserve the right to limit the availability of the Investment Alternatives.
Variable Account The "Variable Account" for this Contract is the Glenbrook Life Multi-Manager Variable Account. This account is a separate investment account to which we allocate assets contributed under this and certain other contracts. The income, gains and losses, realized or unrealized, from assets allocated to the Variable Account are credited to or charged against the account without regard to our other income, gains or losses.
Variable Sub-Accounts The Variable Account is divided into Sub-Accounts. Each Sub-Account invests solely in the shares of the mutual fund underlying that Sub-Account.
Fixed Account Options The Fixed Account Options are the Short Term Dollar Cost Averaging Fixed Account, the Extended Short Term Dollar Cost Averaging Fixed Account, and the Guarantee Periods of the Guaranteed Maturity Fixed Account.
Short Term Dollar Cost Averaging Fixed Account Money in the Short Term Dollar Cost Averaging Fixed Account will earn interest at the annual rate in effect at the time of allocation to the Short Term Dollar Cost Averaging Fixed Account. Each purchase payment and associated interest in the Short Term Dollar Cost Averaging Fixed Account must be transferred to Sub-Accounts of the Variable Account according to your current allocation instructions in equal monthly installments within the selected transfer period. You may select a transfer period of no less than 3 months or more than 6 months. If you discontinue the Dollar Cost Averaging program before the end of the transfer period, the remaining balance in the Short Term Dollar Cost Averaging Fixed Account will be transferred to the Money Market Variable Sub-Account unless you request a different Investment Alternative. At the end of the transfer period, any residual amount will be automatically transferred to the Money Market Variable Sub-Account. No amount may be transferred into the Short Term Dollar Cost Averaging Fixed Account.
For each purchase payment, the first transfer from the Short Term Dollar Cost Averaging Fixed Account must occur within one month of the date of payment. If we do not receive an allocation instruction from you within one month of the date of payment, the payment plus associated interest will be transferred to the Money Market Variable Sub-Account in equal monthly installments within the selected transfer period until we have received a different allocation instruction.
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Extended Short Term Dollar Cost Averaging Fixed Account Money in the Extended Short Term Dollar Cost Averaging Fixed Account will earn interest at the annual rate in effect at the time of allocation to the Extended Short Term Dollar Cost Averaging Fixed Account. Each purchase payment and associated interest in the Extended Short Term Dollar Cost Averaging Fixed Account must be transferred to Sub-Accounts of the Variable Account according to your current allocation instructions in equal monthly installments within the selected transfer period. You may select a transfer period of no less than 7 months or more than 12 months. If you discontinue the Dollar Cost Averaging program before the end of the transfer period, the remaining balance in the Extended Short Term Dollar Cost Averaging Fixed Account will be transferred to the Money Market Variable Sub-Account unless you request a different Investment Alternative. At the end of the transfer period, any residual amount will be automatically transferred to the Money Market Variable Sub-Account. No amount may be transferred into the Extended Short Term Dollar Cost Averaging Fixed Account.
For each purchase payment, the first transfer from the Extended Short Term Dollar Cost Averaging Fixed Account must occur within one month of the date of payment. If we do not receive an allocation instruction from you within one month of the date of payment, the payment plus associated interest will be transferred to the Money Market Variable Sub-Account in equal monthly installments within the selected transfer period until we have received a different allocation instruction.
Guaranteed Maturity Fixed Account The Guaranteed Maturity Fixed Account is divided into Guarantee Periods. A Guarantee Period is identified by the date the Guarantee Period begins and the duration of the Guarantee Period. You create a Guarantee Period when:
o you make a purchase payment; or
o you select a new Guarantee Period after the prior Guarantee Period expires; or
o you transfer an amount from an existing Sub-Account of the Variable Account, from another Guarantee Period of the Guaranteed Maturity Fixed Account, or from any Fixed Account Options.
You must select the Guarantee Period for all purchase payments and transfers allocated to the Guaranteed Maturity Fixed Account. If you do not select a Guarantee Period for a purchase payment or transfer, we will assign the same period(s) as used for the most recent purchase payment. Guarantee Periods are offered at our discretion and may range from one to ten years. We may change the Guarantee Periods available for future purchase payments or transfers allocated to the Guaranteed Maturity Fixed Account.
We will mail you a notice prior to the expiration of each Guarantee Period outlining the options available at the end of the Guarantee Period. During the 30 day period after a Guarantee Period expires you may:
o take no action and we will automatically apply the Guarantee Period value to a Guarantee Period of the same duration as the Guarantee Period that just expired to be established on the day the previous Guarantee Period expired; or
o notify us to apply the Guarantee Period value to a new Guarantee Period(s) to be established on the day the previous Guarantee Period expired; or
o notify us to apply the Guarantee Period value to any Sub-Account of the Variable Account on the day we receive the notification; or
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o receive a portion of the Guarantee Period value or the entire Guarantee Period value through a partial or full withdrawal that is not subject to a Market Value Adjustment; however, taxes may apply. We will pay interest from the date the Guarantee Period expires until the date of the withdrawal.
Crediting Interest We credit interest daily to money allocated to the Fixed Account Options at rates which compound over one year at the current annualized interest rates when the money was allocated. We will credit interest to the initial purchase payment from the issue date. We will credit interest to subsequent purchase payments from the date we receive them. We will credit interest to transfers from the date the transfer is made. The annual interest rate for the Short Term Dollar Cost Averaging Fixed Account and the Extended Short Term Dollar Cost Averaging Fixed Account will never be less than 3%.
Transfers Prior to the Payout Start Date, you may transfer amounts between Investment Alternatives. You may make 12 transfers per Contract Year without charge. Each transfer after the 12th transfer in any Contract Year may be assessed a $10 transfer fee. Transfers are subject to the following restrictions:
o No amount may be transferred into the Short Term Dollar Cost Averaging Fixed Account or the Extended Short Term Dollar Cost Averaging Fixed Account.
At the end of the transfer period, any remaining portion of the purchase payment and interest in the Short Term Dollar Cost Averaging Fixed Account or the Extended Short Term Dollar Cost Averaging Fixed Account will be allocated to other Investment Alternatives as set forth in the current Short Term Dollar Cost Averaging Fixed Account or the Extended Short Term Dollar Cost Averaging Fixed Account allocations.
o Any transfer from a Guarantee Period of the Guaranteed Maturity Fixed Account will be subject to a Market Value Adjustment unless the transfer occurs during the 30 day period after the Guarantee Period expires.
o We reserve the right to limit the number of transfers among the Variable Sub-Accounts in any Contract Year or to refuse any transfer request for an Owner or certain Owners if, in our sole discretion, we believe that:
o excessive trading by such Owner or Owners or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the underlying mutual funds or would be to the disadvantage of other Contract Owners; or
o We are informed by one or more of the underlying mutual funds that the purchase or redemption of shares is to be restricted because of excessive trading or a specific transfer or group of transfers is deemed to have a detrimental effect on share prices of affected underlying mutual funds.
Such restrictions may be applied in any manner which is reasonably designed to prevent any use of the transfer right which is considered by us to be to the disadvantage of the other Contract Owners.
We reserve the right to waive the transfer fees and restrictions contained in this Contract.
Contract Value Your "Contract Value" is equal to the sum of:
o the number of Accumulation Units you hold in each Sub-Account of the Variable Account multiplied by the Accumulation Unit Value for that Sub-Account on the most recent Valuation Date; plus
o the total value you have in the Short Term Dollar Cost Averaging Fixed Account and the Extended Short Term Dollar Cost Averaging Fixed Account; plus
o the sum of Guarantee Period values in the Guaranteed Maturity Fixed Account.
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Accumulation Units and Accumulation Unit Value Amounts which you allocate to a Sub-Account of the Variable Account are used to purchase Accumulation Units in that Sub-Account. The Accumulation Unit Value for each Sub-Account at the end of any Valuation Period is calculated by multiplying the Accumulation Unit Value at the end of the immediately preceding Valuation Period by the Sub-Account's Net Investment Factor for the Valuation Period. The Accumulation Unit Values may go up or down. Additions or transfers to a Sub-Account of the Variable Account will increase the number of Accumulation Units for that Sub-Account. Withdrawals or transfers from a Sub-Account of the Variable Account will decrease the number of Accumulation Units for that Sub-Account.
Valuation Period and Valuation Date A "Valuation Period" is the time interval between the closing of the New York Stock Exchange on consecutive Valuation Dates. A "Valuation Date" is any date the New York Stock Exchange is open for trading.
Net Investment Factor For each Variable Sub-Account, the "Net Investment Factor" for a Valuation Period is equal to:
o The sum of:
o the net asset value per share of the mutual fund underlying the Sub-Account determined at the end of the current Valuation Period, plus
o the per share amount of any dividend or capital gain distributions made by the mutual fund underlying the subaccount during the current Valuation Period.
o Divided by the net asset value per share of the mutual fund underlying the Sub-Account determined as of the end of the immediately preceding Valuation Period.
o The result is reduced by the Mortality and Expense Risk Charge and the Administrative Expense Charge corresponding to the portion of the 365 day year (366 days for a leap year) that is in the current Valuation Period.
Charges The charges for this Contract include Administrative Expense Charges, Mortality and Expense Risk Charges, Contract Maintenance Charges, transfer charges, and applicable taxes. If withdrawals or transfers are made, death benefits are paid, or amounts are applied to an income plan from a Guarantee Period of the Guaranteed Maturity Fixed Account, the Contract may also be subject to Market Value Adjustments.
Administrative Expense Charge The annualized Administrative Expense Charge will never be greater than 0.10%. (See Net Investment Factor for a description of how this charge is applied.)
Mortality and Expense Risk Charge The annualized Mortality and Expense Risk Charge will never be greater than 1.45%. (See Net Investment Factor for a description of how this charge is applied.)
Our actual mortality and expense experience will not adversely affect the dollar amount of variable benefits or other contractual payments or values under this Contract.
Contract Maintenance Charge Prior to the Payout Start Date, a Contract Maintenance Charge will be deducted from your Contract Value on each contract anniversary. The charge will be deducted on a pro-rata basis from each Sub-Account of the Variable Account in the proportion that your value in each bears to your total value in all Sub-Accounts of the Variable Account. A reduced Contract Maintenance Charge proportional to the part of the Contract Year elapsed will also be deducted if the Contract is terminated on any date other than a contract anniversary. After the Payout Start Date the Contract Maintenance Charge will be deducted in equal parts from each income payment. The annualized charge will never be greater than $35 per Contract Year. The Contract Maintenance Charge will be waived if, on the contract anniversary or upon full surrender the total Contract Value is $50,000 or more, or if all money is allocated to the Fixed Account(s) on the Contract anniversary.
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Taxes Any premium tax relating to this Contract may be deducted from purchase payments or the Contract Value when the tax is incurred or at a later time.
Withdrawal You have the right, subject to the restrictions and charges described in this Contract, to withdraw part or all of your Contract Value at any time during the Accumulation Phase. A withdrawal must be at least $50. If any withdrawal reduces the Contract Value to less than $2,000, we will treat the request as a withdrawal of the entire Contract Value. If you withdraw the entire Contract Value, the Contract will terminate.
You must specify the Investment Alternative(s) from which you wish to make a withdrawal. When you make a withdrawal, your Contract Value will be reduced by a withdrawal amount equal to the amount paid to you and any applicable Market Value Adjustment, and taxes.
Any Market Value Adjustment will be waived on withdrawals taken to satisfy IRS minimum distribution rules. This waiver is permitted only for withdrawals which satisfy distributions resulting from this Contract.
Free Withdrawal Amount Each Contract Year the Free Withdrawal Amount is equal to 15% of the amount of purchase payments. Each Contract Year you may withdraw the Free Withdrawal Amount without Market Value Adjustment. Each Contract Year begins on the anniversary of the date the Contract was established. Any Free Withdrawal Amount which is not withdrawn in a year may not be carried over to increase the Free Withdrawal Amount in a subsequent year.
Market Value Adjustment Activities in a Guarantee Period of the Guaranteed Maturity Fixed Account that may be subject to a Market Value Adjustment are withdrawals in excess of the Free Withdrawal Amount, transfers, death benefits, and amounts applied to an income plan. An activity will be subject to a Market Value Adjustment unless:
o it occurs during the 30 day period after a Guarantee Period expires; or
o it is a transfer that is part of a Dollar Cost Averaging program.
A Market Value Adjustment is an increase or decrease in the amount reflecting changes in the level of interest rates since the Guarantee Period was established. As used in this provision, "Treasury Rate" means the U. S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release H.15. The Market Value Adjustment is based on the following:
I = the Treasury Rate for a maturity equal to the Guarantee Period duration for the week preceding the establishment of the Guarantee Period;
J = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal request, death benefit request, transfer request, or Income Payment request;
N = the number of whole and partial years from the date we receive the withdrawal, transfer, or Death Benefit request, or from the Payout Start Date, to the end of the Guarantee Period;
An adjustment factor is determined from the following formula:
.9 x {I - (J + .0025)} x N
The amount subject to a Market Value Adjustment that is deducted from a Guarantee Period of the Guaranteed Maturity Fixed Account is multiplied by the adjustment factor to determine the amount of the Market Value Adjustment.
Any Market Value Adjustment will be waived on withdrawals taken to satisfy IRS minimum distribution rules. This waiver is permitted only for withdrawals which satisfy distributions resulting from this Contract.
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Death of Owner If you die prior to the Payout Start Date, the new Owner will be the surviving Owner. If there is no surviving Owner, the new Owner will be the Beneficiary(ies) as described in the Beneficiary provision. The new Owner will have the options described below.
1. If the sole new Owner is your spouse:
a. Your spouse may elect, within 180 days of the date of your death, to receive the Death Benefit described below in a lump sum.
b. Your spouse may elect, within 180 days of the date of your death, to receive an amount equal to the Death Benefit paid out under one of the Income Plans described in the Payout Phase section. The Payout Start Date must be within one year of your date of death. Income Payments must be:
i. over the life of your spouse; or
ii. for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse; or
iii. over the life of your spouse with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse.
c. If your spouse does not elect one of the options above, then your spouse may continue the Contract in the Accumulation Phase as if the death had not occurred. If the Contract is continued in the Accumulation Phase, the following conditions apply:
o On the day the Contract is continued, the Contract Value will be the Death Benefit as determined at the end of the Valuation Period during which we received due proof of death.
o The surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a Market Value Adjustment.
o Prior to the Payout Start Date, the Death Benefit of the continued Contract will be the greater of:
o the sum of all purchase payments reduced by a withdrawal adjustment, as defined in the Death Benefit provision; or
o the Contract Value on the date we determine the Death Benefit; or
o the Contract Value on each Death Benefit Anniversary prior to the date we determine the Death Benefit, increased by any purchase payments made since that Death Benefit Anniversary and reduced by a withdrawal adjustment, as defined in the Death Benefit provision.
o Only one spousal continuation is allowed under this Contract.
2. If the new Owner is not your spouse but is a Living Person, then this new Owner has the following options:
a. The new Owner may elect, within 180 days of the date of your death, to receive the death benefit described below in a lump sum.
b. The new Owner may elect, within 180 days of the date of your death, to receive an amount equal to the Death Benefit paid out under one of the Income Plans described in the Payout Phase section. The Payout Start Date must be within one year of your date of death. Income Payments must be:
i. over the life of the new Owner; or
ii. for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Owner; or
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iii. Over the life of the new Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Owner.
c. The new Owner may elect to receive the Settlement Value payable in a lump sum within 5 years of your date of death.
3. If the new Owner is a corporation or other non-living Person:
a. The non-living Owner may elect, within 180 days of your death, to receive the Death Benefit in a lump sum.
b. The non-living Owner may elect to receive the Settlement Value payable in a lump sum within 5 years of your date of death.
If any new Owner is a non-living Person, all new Owners will be considered to be non-living Persons for the above purposes.
If the new Owner who is not your spouse does not make one of the above described elections, the Settlement Value must be withdrawn by the new Owner on or before the mandatory distribution date 5 years after your date of death. Under any of these options, all ownership rights are available to the new Owner from the date of your death to the date on which the Death Benefit or Settlement Value is paid. We reserve the right to extend, on a non-discriminatory basis, the period of time in which we will use the Death Benefit rather than the Settlement Value to determine the payment amount. The death benefit will be at least as high as the Settlement Value. This right applies only to the amount payable as death benefit proceeds and in no way restricts when a claim may be filed.
Death of Annuitant If the Owner is a non-living individual and the Annuitant who is not also the Owner dies prior to the Payout Start Date, the Owner must elect an applicable option listed below.
1. If the Owner is a Living Person, then the Contract will continue with a new Annuitant as described in the Annuitant provision above.
2. If the Owner is a non-living Person:
a. The non-living Owner may elect, within 180 days of the Annuitant's date of death, to receive the Death Benefit in a lump sum; or
b. The non-living Owner may elect to receive the Settlement Value payable in a lump sum within 5 years of the Annuitant's date of death.
If the non-living Owner does not make one of the above described elections, the Settlement Value must be withdrawn by the non-living Owner on or before the mandatory distribution date 5 years after the Annuitant's death.
Under any of these options, all ownership rights are available to the non-Living Owner from the date of the Annuitant's death to the date on which the Death Benefit or Settlement Value is paid. We reserve the right to extend, on a non-discriminatory basis, the period of time in which we will use the Death Benefit rather than the Settlement Value to determine the payment amount. The Death Benefit will be at least as high as the Settlement Value. This right applies only to the amount payable as Death Benefit proceeds and in no way restricts when a claim may be filed.
Death Benefit Prior to the Payout Start Date, the Death Benefit is equal to the greatest of:
o the Contract Value as of the date we determine the Death Benefit; or
o the Settlement Value on the date we determine the Death Benefit; or
o the greatest of the Contract Values on the current or any previous Death Benefit Anniversary prior to the date we determine the death benefit, increased by purchase payments made since that Death Benefit Anniversary and reduced by an adjustment for any partial withdrawals since that Death Benefit Anniversary.
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The adjustment for any partial withdrawals is equal to (A) divided by (B) and the result multiplied by (C) where:
(A) is the withdrawal amount.
(B) is the Contract Value immediately prior to the withdrawal.
(C) is the Contract Value on the Death Benefit Anniversary adjusted by any prior purchase payments or withdrawals made since that Anniversary.
The first Death Benefit Anniversary is the issue date. Subsequent Death Benefit Anniversaries are those contract anniversaries that are multiples of 7 Contract Years, beginning with the 7th contract anniversary. For example, the issue date, 7th, and 14th contract anniversaries are the first three Death Benefit anniversaries.
We will determine the value of the Death Benefit as of the end of the Valuation Period during which we receive a complete request for payment of the Death Benefit. A complete request includes due proof of death.
Settlement Value The Settlement Value is the same amount that would be paid in the event of withdrawal of the Contract Value. We will calculate the Settlement Value at the end of the Valuation Period coinciding with the requested distribution date for payment or on the mandatory distribution date of 5 years after the date of death.

PAYOUT PHASE

Payout Phase Defined The "Payout Phase" is the second of the two phases during your Contract. During this phase the Contract Value adjusted by any Market Value Adjustment and less any applicable taxes is applied to the Income Plan you choose and is paid out as provided in that plan.
The Payout Phase begins on the Payout Start Date. It continues until we make the last payment as provided by the Income Plan chosen.
Payout Start Date The "Payout Start Date" is the date the Contract Value adjusted by any Market Value Adjustment and less any applicable taxes is applied to an Income Plan. The anticipated Payout Start Date is shown on the Annuity Data Page. You may change the Payout Start Date by writing to us at least 30 days prior to this date.
The Payout Start Date must be at least 30 days after the Issue Date, and occur on or before the later of:
o the Annuitant's 90th birthday; or
o the 10th anniversary of the Contract's issue date.
Income Plans An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. The Contract Value on the Payout Start Date adjusted by any Market Value Adjustment and less any applicable taxes, will be applied to your Income Plan choice from the following list:
1. Life Income with Guaranteed Payments We will make payments for as long as the Annuitant lives. If the Annuitant dies before the selected number of guaranteed payments have been made, we will continue to pay the remainder of the guaranteed payments.
2. Joint and Survivor Life Income with Guaranteed Payments We will make payments for as long as either the Annuitant or joint Annuitant, named at the time of Income Plan selection, lives. If both the Annuitant and the joint Annuitant die before the selected number of guaranteed payments have been made, we will continue to pay the remainder of the guaranteed payments.
3. Guaranteed Number of Payments. We will make payments for a specified number of months beginning on the Payout Start Date. These payments do not depend on the Annuitant's life. The number of months guaranteed may be from 60 to 360.
GLA141 Page 13 (5/01)

We reserve the right to make available other Income Plans.
Income Payments Income payment amounts may vary based on any Sub-Account of the Variable Account and/or may be fixed for the duration of the Income Plan. The method of calculating the initial payment is different for Variable Amount Income Payments and Fixed Amount Income Payments. The Contract Maintenance Charge will be deducted in equal payments from each income payment. The Contract Maintenance Charge will be waived if the total Contract Value is $50,000 or more as of the Payout Start Date.
Variable Amount Income Payments The initial income payment based upon the Variable Account is calculated by applying the portion of the Contract Value in the Variable Account on the Payout Start Date, less any applicable premium tax, to the appropriate value from the Income Payment Table selected. Subsequent income payments will vary depending upon the changes in the Annuity Unit Values for the Sub-Accounts upon which the income payments are based.
The portion of the initial income payment based upon a particular Variable Sub-Account is determined by applying the amount of the Contract Value in that Sub-Account on the Payout Start Date, less any applicable premium tax, to the appropriate value from the Income Payment Table. This portion of the initial income payment is divided by the Annuity Unit Value on the Payout Start Date for that Variable Sub-Account to determine the number of Annuity Units from that Sub-Account which will be used to determine subsequent income payments. Unless Annuity Transfers are made between Sub-Accounts, each subsequent income payment from that Sub-Account will be that number of Annuity Units times the Annuity Unit Value for the Sub-Account for the Valuation Date on which the income payment is made.
Annuity Unit Value The Annuity Unit Value for each Sub-Account of the Variable Account at the end of any Valuation Period is calculated by:
o multiplying the Annuity Unit Value at the end of the immediately preceding Valuation Period by the Sub-Account's Net Investment Factor during the period; and then
o dividing the result by 1.000 plus the assumed investment rate for the period. The assumed investment rate is an effective annual rate of 3%.
Fixed Amount Income Payments The income payment amount derived from any money allocated to the Fixed Account Options during the Accumulation Phase are fixed for the duration of the Income Plan. The Fixed Amount Income Payment is calculated by applying the portion of the Contract Value in the Fixed Account Options on the Payout Start Date, adjusted by any Market Value Adjustment plus any amount from the Variable Account that the Owner elects to apply to a Fixed Amount Income Payment and less any applicable premium tax, to the greater of the appropriate value from the Income Payment Table selected or such other value as we are offering at that time.
Annuity Transfers After the Payout Start Date, you may transfer among the variable subaccounts. You may make up to 12 transfers per Contract year. No transfers may be made from the Fixed Amount Income Payment. Transfers from the Variable Amount Income Payment to the Fixed Amount Income Payment may not be made for six months after the Payout Start Date.
Payout Terms and Conditions The income payments are subject to the following terms and conditions:
o If the Contract Value is less than $2,000, or not enough to provide an initial payment of at least $20, we reserve the right to:
o change the payment frequency to make the payment at least $20; or
o terminate the Contract and pay you the Contract Value adjusted by any Market Value Adjustment and less any applicable taxes in a lump sum.
GLA141 Page 14 (5/01)

o If we do not receive a written choice of an Income Plan from you at least 30 days before the Payout Start Date, the Income Plan will be life income with guaranteed payments for 120 months.
o If you choose an Income Plan which depends on any person's life, we may require:
o proof of age and sex before income payments begin; and
o proof that the Annuitant or joint Annuitant is still alive before we make each payment.
o After the Payout Start Date, the Income Plan cannot be changed and withdrawals cannot be made unless variable income payments are being made under Income Plan 3. You may terminate all or a portion of the income payments being made under Income Plan 3 at any time and withdraw their value by writing to us. For Variable Amount Income Payments, this value is equal to the present value of the Variable Amount Income Payments being terminated, calculated using a discount rate equal to the assumed investment rate that was used in determining the initial variable payment.
o If any Owner dies during the Payout Phase, the remaining income payments will be paid to the successor Owner as scheduled.

INCOME PAYMENT TABLES

The initial income payment will be at least the amount based on the adjusted age of the Annuitant(s) and the tables below, less any federal income taxes which are withheld. The adjusted age is the actual age of the Annuitant(s) on the Payout Start Date reduced by one year for each six full years between January 1, 2000 and the Payout Start Date. Income payments for ages and guaranteed payment periods not shown below will be determined on a basis consistent with that used to determine those that are shown. The Income Payment Tables are based on 3.0% interest and the Annuity 2000 Mortality Tables.
GLA141 Page 15 (5/01)

Income Plan 1 - Life Income with Guaranteed Payments for 120 Months
============================================================================================================================

Monthly Income Payment for each $1,000 Applied to this Income Plan
----------------------------------------------------------------------------------------------------------------------------
------------------- ---------------------- ---------------- ---------------------- ---------------- ------------------------

Annuitant's Annuitant's Annuitant's
Adjusted Male Female Adjusted Male Female Adjusted Male Female
Age Age Age
------------------- ---------------------- ---------------- ---------------------- ---------------- ------------------------
------------------- ---------------------- ---------------- ---------------------- ---------------- ------------------------

35 $ 3.34 $3.22 49 $3.99 $3.76 63 $5.23 $4.84
36 3.38 3.24 50 4.05 3.81 64 5.35 4.95
37 3.41 3.27 51 4.11 3.87 65 5.49 5.07
38 3.45 3.30 52 4.18 3.93 66 5.62 5.20
39 3.49 3.34 53 4.26 3.99 67 5.77 5.33
40 3.53 3.37 54 4.33 4.06 68 5.92 5.47
41 3.57 3.41 55 4.41 4.13 69 6.07 5.62
42 3.62 3.44 56 4.50 4.20 70 6.23
43 3.66 3.48 57 4.58 4.28 71 5.78
44 3.71 3.52 58 4.68 4.36 72 6.39 5.94
45 3.76 3.57 59 4.78 4.45 73 6.56 6.11
46 3.81 3.61 60 4.88 4.54 74 6.73 6.29
47 3.87 3.66 61 4.99 4.63 75 6.90 6.48
48 3.93 3.71 62 5.11 4.73 7.08 6.67
=================== ====================== ================ ====================== ================ ========================

Income Plan 2 - Joint and Survivor Life Income with Guaranteed Payments for 120 Months
==============================================================================================================================

Monthly Income Payment for each $1,000 Applied to this Income Plan
------------------------------------------------------------------------------------------------------------------------------
-------------------- ---------------------------------------------------------------------------------------------------------

Female Annuitant's Adjusted Age
-------------------- ---------------------------------------------------------------------------------------------------------
-------------------- ---------- ------------ ----------- ---------- ---------- ---------- ---------- --------- ---------------

Male
Annuitant's 35 40 45 50 55 60 65 70 75
Adjusted
Age
-------------------- ---------- ------------ ----------- ---------- ---------- ---------- ---------- --------- ---------------
-------------------- ---------- ---------- ---------- ---------- ----------- ---------- ------------ ----------- -------------

35 $3.06 $3.12 $3.17 $3.22 $3.26 $3.28 $3.31 $3.32 $3.33
40 3.10 3.18 3.26 3.32 3.38 3.43 3.46 3.49 3.51
45 3.13 3.23 3.33 3.43 3.52 3.59 3.65 3.69 3.72
50 3.16 3.27 3.40 3.53 3.65 3.76 3.86 3.93 3.98
55 3.18 3.30 3.45 3.61 3.77 3.94 4.08 4.20 4.29
60 3.19 3.33 3.49 3.68 3.88 4.10 4.31 4.51 4.66
65 3.20 3.34 3.52 3.73 3.97 4.24 4.54 4.83 5.08
70 3.21 3.35 3.54 3.76 4.03 4.36 4.73 5.13 5.52
75 3.21 3.36 3.55 3.78 4.07 4.44 4.87 5.38 5.92
==================== ========== ========== ========== ========== =========== ========== ============ =========== =============

Income Plan 3 - Guaranteed Number of Payments
================================= ===============================================

Monthly Income Payment for each
Specified Period $1,000 Applied to this Income Plan
--------------------------------- -----------------------------------------------
--------------------------------- -----------------------------------------------

10 Years $9.61
11 Years 8.86
12 Years 8.24
13 Years 7.71
14 Years 7.26
15 Years 6.87
16 Years 6.53
17 Years 6.23
18 Years 5.96
19 Years 5.73
20 Years 5.51
================================= ===============================================

GLA141 Page 16 (5/01)

GENERAL PROVISIONS

The Entire Contract The entire contract consists of this Contract, any written applications, and any Contract endorsements and riders.
All statements made in written applications are representations and not warranties. No statement will be used by us in defense of a claim or to void the Contract unless it is included in a written application. If your Contract is voided, you will receive any purchase payments allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation to the date the Contract is voided, plus any purchase payments allocated to the Fixed Account Options, less any withdrawals.
Only our officers may change the Contract or waive a right or requirement. No other individual may do this.
We may not modify this Contract without your signed consent, except to make it comply with any changes in the Internal Revenue Code or as required by any other applicable law.
Incontestability We will not contest the validity of this Contract after the issue date.
Misstatement of Age or Sex If any age or sex has been misstated, we will pay the amounts which would have been paid at the correct age and sex.
If we find the misstatement of age or sex after the income payments begin, we will:
o pay all amounts underpaid including interest calculated at an effective annual rate of 6%; or
o stop payments until the total income payments made are equal to the total amounts that would have been made if the correct age and sex had been used.
Annual Statement At least once a year, prior to the Payout Start Date, we will send you a statement containing Contract Value information. We will provide you with Contract Value information at any time upon request. The information presented will comply with any applicable law.
Settlements We may require that this Contract be returned to us prior to any settlement. We must receive due proof of death of the Owner or Annuitant prior to settlement of a death claim.
Any full withdrawal or death benefit under this Contract will not be less than the minimum benefits required by any statute of the state in which the Contract is delivered.
Deferment of Payments We will pay any amounts due from the Variable Account under this Contract within seven days, unless:
o the New York Stock Exchange is closed for other than usual weekends or holidays, or trading on such Exchange is restricted;
o an emergency exists as defined by the Securities and Exchange Commission; or
o the Securities and Exchange Commission permits delay for the protection of Contract holders.
We reserve the right to postpone payments or transfers from the Fixed Account Options for up to six months. If we elect to postpone payments or transfers from the Fixed Account Options for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date the payment or transfer request is received by us to the date the payment or transfer is made.
GLA141 Page 17 (5/01)

Variable Account Modifications We reserve the right, subject to applicable law, to make additions to, deletions from, or substitutions for the mutual fund shares underlying the Sub-Accounts of the Variable Account. We will not substitute any shares attributable to your interest in a Sub-Account of the Variable Account without notice to you and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940.
We reserve the right to establish additional Sub-Accounts of the Variable Account, each of which would invest in shares of another mutual fund. You may then instruct us to allocate purchase payments or transfers to such Sub-Accounts, subject to any terms set by us or the mutual fund. We reserve the right to limit the availability of funds for this Contract.
In the event of any such substitution or change, we may by endorsement, make such changes as may be necessary or appropriate to reflect such substitution or change.
If we deem it to be in the best interests of persons having voting rights under the contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under such Act in the event such registration is no longer required.
GLA141 Page 18 (5/01)

APPLICATION
GLENBROOK VARAIBLE ANNUITIES
GLENBROOK PROVIDER ULTRA AND GLENBROOK PROVIDER ADVANTAGE
GLENBROOK LIFE
A Member of Allstate Financial Group
GLAR246SUNCW 05/01

GLENBROOK LIFE FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY
--------------- Issued by: Glenbrook Life and Annuity Company
A Member of Allstate Financial Group PO Box 94042, Palatine, Illinois 60094
--------------------------------------------------------------------------------------------
1. Select Product

// Glenbrook Provider Ultra // Glenbrook Provider Advantage
--------------------------------------------------------------------------------------------
2. Owner(s)

Name ______________________________ //M //F Birthdate ___/___/___
Address____________________________ Soc. Sec. No. ____-____-____
Street
___________________________________ Phone No. ( ) _______________
City State Zip
Name ______________________________ //M //F Birthdate ___/___/___
Address____________________________ Soc. Sec. No. ____-____-____
Street
___________________________________ Phone No. ( ) _______________
City State Zip Relationship to Other Owner __________
--------------------------------------------------------------------------------------------
3. Annuitant
Leave blank if Annuitant is the same
as sole Owner; otherwise complete.

Name ______________________________ //M //F Birthdate ___/___/___
Address____________________________ Soc. Sec. No. ____-____-____
Street
___________________________________ Phone No. ( ) _______________
City State Zip
--------------------------------------------------------------------------------------------
4. Beneficiary(ies)

Primary Contingent Name Relationship to Owner %
// // _____________________ _________________________ _____
// // _____________________ _________________________ _____
// // _____________________ _________________________ _____
// // _____________________ _________________________ _____
--------------------------------------------------------------------------------------------
5. Death Benefit Options

Choose one or any combination of the following:

Base Contract + // No Rider; or // Enhanced Death Benefit Rider; or // Enhanced Earnings Death
Benefit Rider; or // Income Benefit Rider
---------------------------------------------------------------------------------------------
6. Purchase Payment/
Variable Account
Plan Options

Initial Purchase Payment $ _____
Please allocate the above amount in $ or % (circle one) to the Variable Sub-Account specified below:
Total must equal 100%

AIM V.I. FUNDS MFS PUTNAM (Cont.)
// AIM V.I. Balanced Fund ___ // MFS Emerging // Putnam VT New Value Fund ___
// AIM V.I. Capital Growth Series ___ // Putnam VT Voyager Fund II ___
Appreciation Fund ___ // MFS Investors
// AIM V.I. Growth Fund ___ Trust Series ___ STI CLASSIC FUNDS
// AIM V.I. Growth and // MFS New Discovery Series ___ // STI Capital
Income Fund ___ // MFS Research Series ___ Appreciation Fund ___
// AIM V.I. High Yield Fund ___ // MFS Utilities Series ___ // STI Growth and
// AIM V.I. Value Fund ___ Income Fund ___
OPPENHEIMERFUNDS // STI International
FEDERATED // Oppenheimer Agressive Equity Fund ___
// Federated Prime Growth Fund/VA ___ // STI Investment Grade
Money Fund II ___ // Oppenheimer Capital Bond Fund ___
Appreciation Fund/VA ___ // STI Mid-Cap Equity Fund ___
FIDELITY-SERVICE CLASS 2 // Oppenheimer Global // STI Quality Growth
// Fidelity VIP Contrafund Securities Fund/VA ___ Stock Fund ___
Portfolio ___ // Oppenheimer Main Street // STI Small Cap Value
// Fidelity VIP Equity-Income Growth & Income Fund/VA ___ Equity Fund ___
Portfolio ___ // Oppenheimer Multiple // STI Value Income
// Fidelity VIP Growth Strategies Fund/VA ___ Stock Fund ___
Portfolio ___ // Oppenheimer Strategic
// Fidelity VIP High Bond Fund/VA ___ DCA Fixed Account
Income Portfolio ___ PUTNAM (Subject to state availability)
// Fidelity VIP Index 500 ___ // Putnam VT Diversified // Short Term DCA ___
// Fidelity VIP Income Fund ___ // Extended Short
Overseas Portfolio ___ // Putnam VT Growth and
Income Fund ___ GUARANTEE PERIODS
FRANKLIN TEMPLETON-CLASS 2 FUNDS // Putnam VT Growth (not available in MD, OR, PR, TX, WA)
// Templeton Global Income Opportunities Fund ___ // 1 Year Guarantee Period ___
Securities Fund - Class 2 ___ // Putnam VT Health // 3 Year Guarantee Period ___
// Templeton Growth Science Fund ___ // 5 Year Guarantee Period ___
Securities Fund - Class 2 ___ // 7 Year Guarantee Period ___
// 10 Year Guarantee Period ___
-----------------------------------------------------------------------------------------------

7. Tax Qualified Plan

// Yes // No (If Yes, complete the following.)

// Traditional IRA or // Roth IRA // SEP // Other ______________
// Rollover // Transfer // Contribution $____________ Contribution Year ________
-----------------------------------------------------------------------------------------------
8. Replacement Information

Do you have any existing annuity or life insurance contracts? // Yes // No
Will this annuity replace or change any existing annuity or life insurance? // Yes // No
(If Yes, complete the following and appropriate form(s), i.e. 1035 Exchange or IRA/TSA Transfer plus any applicable state replacement form.)

Company ___________________________________ Policy No. ______________________
Date Policy Issued ________________________
-----------------------------------------------------------------------------------------------
9. Dollar-Cost Averaging Program
(Subject to State Availability)

// Short Term Dollar Cost Averaging Fixed Account
Money will be transferred in equal monthly installments for ____ months.*
// Extended Short Term Dollar Cost Averaging Fixed Account
Money will be transferred in equal monthly installments for ____ months.*
// Money Market
Please transfer $______ from the Money Market Sub-Account each month starting __/__/__.

*Contact Glenbrook for current transfer periods offered.

Please allocate the DCA Account amount to the sub-accounts specified below:

Note: Dollar-Cost Averaging into the Fixed Accounts is not available.

This agreement ends automatically when the account value in the sub-account selected above has been depleted.

Sub-account % or $ Sub-account % or $

_______________________ ______ ______________________ ______
_______________________ ______ ______________________ ______
_______________________ ______ ______________________ ______
_______________________ ______ ______________________ ______
Total = 100%
---------------------------------------------------------------------------------------------
10. Automatic Porfolio Rebalancing Program

Please complete a transfer between the Variable Sub-accounts to achieve the ending percent allocation below.
Please complete this transfer on a: // Monthly // Quarterly // Semi-annually // Annually
None of the money allocated to the MVA or DCA Fixed Accounts will be transferred as a result of this rebalancing program.
Please begin the Rebalancing Program on ___/___/___.
// Keep in effect until notified otherwise. // Stop the Rebalancing Program on __/__/__.

Sub-account % or $ Sub-account % or $

_______________________ ______ ______________________ ______
_______________________ ______ ______________________ ______
_______________________ ______ ______________________ ______

--------------------------------------------------------------------------------------------

11. Automatic Additions Program

I authorize Glenbrook Life and Annuity Company (Glenbrook) to begin automatic debits from the account designated below. The funds withdrawn from this account shall be added to my annuity as an Automatic Addition (Purchase Payment) to the sub-accounts specified below:

The debit amount is $__________________. The debits should begin in _______________
(Month)
Debit my (check one) // Checking Account // Savings Account
on the (check one) // 5th day or // 25th date of each (check one) // Month or // Quarter

Financial Institution _______________________________________
Address _____________________________________________________
ABA No. _____________________________ Acct. No. ____________

Please allow three business days for the payment to be credited to your annuity.

A VOIDED BLANK CHECK FOR THE ABOVE ACCOUNT MUST BE ATTACHED.

// Keep the Automatic Addition Program in effect until notified otherwise.
// Stop the Automatic Addition Program on ___/___/___.

Sub-account % or $ Sub-account % or $

_______________________ ______ ______________________ ______
_______________________ ______ ______________________ ______
_______________________ ______ ______________________ ______
_______________________ ______ ______________________ ______
--------------------------------------------------------------------------------------------

12. Systematic Withdrawal Authorization

I hereby authorize Glenbrook Life and Annuity Company to make withdrawals of the amount indicated below. I understand that withdrawals may result in taxable income and, prior to owner's age of 59 1/2, may be subject to a 10% federal penalty. Up to 15% of purchase payments may be withdrawn each contract year.
Withdrawals that exceed 15% may be assessed a withdrawal charge.

Please check frequency: // Monthly // Quarterly // Semi-Annually // Annually

Start Date: __/__/__

// Gross partial withdrawal. The check may differ from the requested amount due to applicable charges, adjustements or income tax withholding.
Gross Amount: $________.

// Net partial withdrawal. The check amount will equal the requested amount.
The Account Value will be reduced to reflect the amount received, as well as applicable charges, adjustements and income tax withholding. Net Amount: $ ___

Specify percentage or dollar amount to be withdrawn from each sub-account.

Sub-account % or $ Sub-account % or $

_______________________ ______ ______________________ ______
_______________________ ______ ______________________ ______
_______________________ ______ ______________________ ______
_______________________ ______ ______________________ ______

-----------------------------------------------------------------------------------------------

12a. Withholding Election (Required)

// I do want to have ____% federal tax withheld. If no percentage is indicated, 10% will be withheld.

// I do not want to have federal income tax withheld. Federal income tax will be withheld unless this box is checked.

-----------------------------------------------------------------------------------------------

12b. Direct Deposit

Please deposit the above amount to: (check one) // Checking Account // Savings Account

Financial Institution _______________________________________
Address _____________________________________________________
ABA No. _____________________________ Acct. No. ____________

Please allow two business days for the payment to be credited to your account.

A VOIDED BLANK CHECK FOR THE ABOVE ACCOUNT MUST BE ATTACHED

If, instead of a direct deposit, you wish to have a check mailed to you, complete the following:

Payee's Name ________________________ Acct. No.* __________________________
*If applicable
Address ___________________________________________________________________

----------------------------------------------------------------------------------------------

Notice of Withholding

You may elect to have federal income tax withheld from the taxable portion of your distribution by contacting Glenbrook Life and Annuity Company. A withholding election will remain in effect until revoked, which you may do at any time. If you do not make payments of estimated tax, and do not have enough tax withheld, you may be subject o penalties under the estimated tax rules. GA residents: If you chose to have federal income tax withheld, depending on the type of distribution, the laws of your state may require that state income tax be withheld. The withholding rate on withdrawals, which are not distributions from a plan qualified under Internal Revenue Code Sections 401 or 403(b), is 10%
of the taxable portion of the withdrawal. Distributions from a plan qualified under Internal Revenue Code Section 401 or 403(b) may be subject to 20%
withholding. If you request such a distribution, you will receive a notice outlining the applicable rules.

--------------------------------------------------------------------------------------------

13. Special Instructions

// I would like to receive a Statement of Additional Information (SAI).

___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________

--------------------------------------------------------------------------------------------

14. Signature(s)

If this application is declined, Glenbrook Life and Annuity Company will have no liability except to return the purchase payment. I understand that any distribution from a Fixed Account prior to the end of a guarantee period may be subject to a Market Value Adjustment, which may be negative or positive. I understand that annuity values and income payments based on the investment experience of a variable account are variable and are not guaranteed as to dollar amount. I have received the current prospectus for this variable annuity. I have read the above statements and any applicable fraud warning for my state. I represent that the information I have provided is complete and true to the best of my knowledge and belief.

Signed at ______________________________ Date __/__/__
City State
Owner(s) Signature(s)___________________________________________
___________________________________________
--------------------------------------------------------------------------------------------

15. Agent Use Only

To the best of my knowledge, the insured has an existing annuity of life insurance? // Yes // No
Will the annuity applied for replace or change any existing annuity or life insurance? // Yes // No

Agent Name (Please print) ___________________________ Phone No. ( ) ___-____
Agent Signature _____________________________________ Soc. Sec. No. ____-____-____
Florida License ID Number ___________________________ Agent Option [A][B][C][D][E]

--------------------------------------------------------------------------------------------

IMPORTANT INFORMATION

For applicants in the District of Columbia: Warning: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

For applicants in Georgia: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or on an application containing any false, incomplete, or misleading information may be guilty of a felony of the third degree.

For applicants in Florida: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or on an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

o Annuities are not insured by the Federal Deposit Insurance Corporation
(FDIC) or any other agency of the United States or the Bank.

o Annuities are not deposits or obligation of, or guaranteed by, any bank or an affiliate of any bank.

o The financial institution does not guarantee performance by the insurer issuing the annuity.

o Variable annuities involve investment risk, including the possible loss of value.

o Variable annuities are NOT protected by the Securities Investor Protection
Corporation (SIPC) as to the loss of the principal amount invested.

Mailing Address: Glenbrook Life and Annuity Company Sales Support: AFDinc: 1-877-254-0772
P.O. Box 94042
Palatine, Illinois 60094

Overnight Address: Glenbrook Life and Annuity Company Customer Service: 1-888-755-5275
300 N. Milwaukee Avenue
Vernon Hills, Illinois 60061

Allstate Financials of the marketing name for Allstate Life Insurance Company, its affiliates and subsidiaries. The Glenbrook Provider Ultra and Glenbrook
Provider Advantage Variable Annuities are flexible premium deferred variable annuities issued by Glenbrook Life and Annuity Company and underwritten by ALFS,
Inc. Both are subsidiary affiliates of Allstate Life Insurance Company, headquartered in Northbrook, Illinois. The Glenbrook Provider Ultra and
Glenbrook Provider Advantage Annuities are sold through agreements with unaffiliated registered representatives, broker-dealers, and bank employees who are licensed annuity representatives.

IMSA
Insurance Marketplace Standards Association

Membership Promotes Ethical Market Conduct for Individual Life Insurance and
Annuities

GLAR246SUNCW 5/01